EXHIBIT 99.1

                          UNC SELLS OPERATING DIVISION

                Closing of Acquisition by GE to Occur Later Today

ANNAPOLIS, MARYLAND, September 17, 1997 - UNC Incorporated (NYSE: UNC), a leading aviation services company, today announced that in conjunction with its pending acquisition by Greenwich Air Services, Inc., a subsidiary of General Electric Company, it has sold its military contract services business, UNC Aviation Services, to The Carlyle Group, a leading investment firm based in Washington, DC.

All of the conditions to the acquisition of UNC by GE's Greenwich subsidiary, in which UNC stockholders will receive $15 per share in cash, have now been satisfied. That transaction is expected to be completed later today.

CONTACT:   UNC Inc., Annapolis
           Mary Conger
           Director, Investor Relations
           410/266-7333

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